Calculation of Filing Fee Tables
S-3
UDR, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	14,016,954	$ 37.93	$ 531,663,065.22	0.0001381	$ 73,422.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 531,663,065.22		$ 73,422.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 66,962.00
			Net Fee Due:						$ 6,460.67
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on February 19, 2026. In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of the registration fee for Registration Statement No. 333-293550.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	UDR, Inc.	S-3	333-269757	02/14/2023		$ 66,962.00	Equity	Common Stock, $0.01 par value per share	14,016,954	$ 766,306,875.00
Fee Offset Sources		UDR, Inc.	S-3	333-236846		07/29/2021						$ 66,962.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On February 14, 2023, the Company filed a 425(b)(5) prospectus supplement (the "Prior Prospectus Supplement") to the base prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333- 269757) (the "2023 Registration Statement") in connection with the Company's "at-the-market" offering program (the "ATM Program"). In connection with the Prior Prospectus Supplement, the Company owed a filing fee of $66,962 to register the offering of 14,016,954 shares of the Company's common stock, of which $66,962 was applied from registration fees previously paid for unsold securities under the Company's prospectus supplement dated July 29, 2021 to the base prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333- 236846). No shares were sold under the Prior Prospectus Supplement and 14,016,954 shares of common stock registered in connection with the ATM Program remain unsold as of the date hereof. The 2023 Registration Statement expired on February 18, 2026 and the Company has terminated the offering that included the unsold shares of common stock under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $66,962 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to offset the filing fees payable pursuant to this registration statement. Unsold Aggregate Offering Amount Associated with Fee Offset Claimed is based on the assumed maximum offering price for purposes of calculating, in accordance with Rule 457(c), the registration fee contemporaneously paid in connection with the unsold securities with the Prior Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A